                                                                   EXHIBIT 10.11

                                                                  EXECUTION COPY

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                                   $30,000,000

                           REVOLVING CREDIT AGREEMENT

                                      among

                        HAIGHTS CROSS OPERATING COMPANY,

                                  as Borrower,

                               The Several Lenders

                        from Time to Time Parties Hereto,

                      BEAR STEARNS CORPORATE LENDING INC.,

                              as Syndication Agent

                                       and

                              THE BANK OF NEW YORK,

                             as Administrative Agent

                           Dated as of August 20, 2003

--------------------------------------------------------------------------------

                   BEAR, STEARNS & CO. INC., as Lead Arranger
                                       and
                    BNY CAPITAL MARKETS, INC. as Co-Arranger

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
SECTION 1. DEFINITIONS............................................................................             1

         1.1.     Defined Terms...................................................................             1
         1.2.     Other Definitional Provisions...................................................            23

SECTION 2. AMOUNT AND TERMS OF REVOLVING COMMITMENTS..............................................            24

         2.1.     Revolving Commitments...........................................................            24
         2.2.     Procedure for Revolving Loan Borrowing..........................................            24
         2.3.     [Intentionally Omitted].........................................................            24
         2.4.     [Intentionally Omitted].........................................................            24
         2.5.     Commitment Fees, etc............................................................            25
         2.6.     Termination or Reduction of Revolving Commitments...............................            25
         2.7.     L/C Commitment..................................................................            25
         2.8.     Procedure for Issuance of Letter of Credit......................................            25
         2.9.     Fees and Other Charges..........................................................            26
         2.10.    L/C Participations..............................................................            26
         2.11.    Reimbursement Obligation of the Borrower........................................            27
         2.12.    Obligations Absolute............................................................            28
         2.13.    Letter of Credit Payments.......................................................            28
         2.14.    Applications....................................................................            28

SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT..........................             28

         3.1.     Prepayments.....................................................................            28
         3.2.     Conversion and Continuation Options.............................................            29
         3.3.     Limitations on Eurodollar Tranches..............................................            30
         3.4.     Interest Rates and Payment Dates................................................            30
         3.5.     Computation of Interest and Fees................................................            30
         3.6.     Inability to Determine Interest Rate............................................            31
         3.7.     Pro Rata Treatment and Payments.................................................            31
         3.8.     Requirements of Law.............................................................            32
         3.9.     Taxes...........................................................................            34
         3.10.    Indemnity.......................................................................            36
         3.11.    Change of Lending Office........................................................            36
         3.12.    Replacement of Lenders..........................................................            36
         3.13.    Evidence of Debt................................................................            37
         3.14.    Illegality......................................................................            37

SECTION 4. REPRESENTATIONS AND WARRANTIES.........................................................            38

         4.1.     Financial Condition.............................................................            38
         4.2.     No Change.......................................................................            38

                                                                                                             Page
                                                                                                             ----
         4.3.     Corporate Existence; Compliance with Law........................................            39
         4.4.     Power; Authorization; Enforceable Obligations...................................            39
         4.5.     No Contractual or Legal Bar.....................................................            39
         4.6.     Litigation......................................................................            39
         4.7.     No Default......................................................................            40
         4.8.     Ownership of Property; Liens....................................................            40
         4.9.     Intellectual Property...........................................................            40
         4.10.    Taxes...........................................................................            40
         4.11.    Federal Regulations.............................................................            40
         4.12.    Labor Matters...................................................................            41
         4.13.    ERISA...........................................................................            41
         4.14.    Investment Company Act; Other Regulations.......................................            41
         4.15.    Subsidiaries....................................................................            41
         4.16.    Use of Proceeds.................................................................            42
         4.17.    Environmental Matters...........................................................            42
         4.18.    Accuracy of Information, etc....................................................            43
         4.19.    Security Documents..............................................................            43
         4.20.    Solvency........................................................................            44
         4.21.    Regulation H....................................................................            44
         4.22.    Certain Documents...............................................................            45
         4.23.    Financial Assistance............................................................            45

SECTION 5. CONDITIONS PRECEDENT...................................................................            45

         5.1.     Conditions to Initial Extension of Credit.......................................            45
         5.2.     Conditions to Each Extension of Credit..........................................            50

SECTION 6. AFFIRMATIVE COVENANTS..................................................................            51

         6.1.     Financial Statements............................................................            51
         6.2.     Certificates; Other Information.................................................            52
         6.3.     Payment of Obligations..........................................................            54
         6.4.     Maintenance of Existence; Compliance............................................            54
         6.5.     Maintenance of Property; Insurance..............................................            54
         6.6.     Inspection of Property; Books and Records; Discussions..........................            54
         6.7.     Notices.........................................................................            54
         6.8.     Environmental Laws..............................................................            55
         6.9.     Interest Rate Protection........................................................            55
         6.10.    Additional Collateral, etc......................................................            56
         6.11.    Further Assurances..............................................................            59

SECTION 7. NEGATIVE COVENANTS.....................................................................            59

         7.1.     Financial Condition Covenants...................................................            59
         7.2.     Indebtedness....................................................................            62
         7.3.     Liens...........................................................................            63
         7.4.     Fundamental Changes.............................................................            65

                                                                                                             Page
                                                                                                             ----
         7.5.     Disposition of Property.........................................................            65
         7.6.     Restricted Payments.............................................................            65
         7.7.     Capital Expenditures............................................................            66
         7.8.     Investments.....................................................................            67
         7.9.     Optional Payments and Modifications of Certain Debt Instruments.................            68
         7.10.    Transactions with Affiliates....................................................            68
         7.11.    Sales and Leasebacks............................................................            68
         7.12.    Hedge Agreements................................................................            68
         7.13.    Changes in Fiscal Periods.......................................................            69
         7.14.    Negative Pledge Clauses, etc....................................................            69
         7.15.    Clauses Restricting Subsidiary Distributions....................................            69
         7.16.    Capital Stock of Subsidiaries...................................................            69
         7.17.    Lines of Business...............................................................            69
         7.18.    Take or Pay Contracts...........................................................            69
         7.19.    Organizational Documents and Material Agreements................................            69

SECTION 8. EVENTS OF DEFAULT......................................................................            70

SECTION 9. THE AGENTS.............................................................................            74

         9.1.     Appointment.....................................................................            74
         9.2.     Delegation of Duties............................................................            75
         9.3.     Exculpatory Provisions..........................................................            75
         9.4.     Reliance by Agents..............................................................            75
         9.5.     Notice of Default...............................................................            75
         9.6.     Non-Reliance on Agents and Other Lenders........................................            76
         9.7.     Indemnification.................................................................            76
         9.8.     Agent in Its Individual Capacity................................................            77
         9.9.     Successor Administrative Agent..................................................            77
         9.10.    Agents Generally................................................................            77
         9.11.    The Lead Arranger...............................................................            77
         9.12.    Withholding Tax.................................................................            78

SECTION 10. MISCELLANEOUS.........................................................................            78

         10.1.    Amendments and Waivers..........................................................            78
         10.2.    Notices.........................................................................            79
         10.3.    No Waiver; Cumulative Remedies..................................................            80
         10.4.    Survival of Representations and Warranties......................................            81
         10.5.    Payment of Expenses and Taxes...................................................            81
         10.6.    Successors and Assigns; Participations and Assignments..........................            82
         10.7.    Adjustments; Set-off............................................................            85
         10.8.    Counterparts....................................................................            86
         10.9.    Severability....................................................................            86
         10.10.   Integration.....................................................................            86
         10.11.   GOVERNING LAW...................................................................            86
         10.12.   Submission To Jurisdiction; Waivers.............................................            86

                                                                                                             Page
                                                                                                             ----
         10.13.   Acknowledgments.................................................................            87
         10.14.   Releases of Guarantees and Liens................................................            87
         10.15.   Confidentiality.................................................................            87
         10.16.   WAIVERS OF JURY TRIAL...........................................................            88
         10.17.   Delivery of Addenda.............................................................            88

SCHEDULES:

1.1(a)            Mortgaged Intellectual Property
1.1(b)            Mortgaged Real Property
1.1(c)            Leased Real Property
1.2               Non-Recurring Expenses
4.4               Consents, Authorizations, Filings and Notices
4.6               Material Litigation
4.15(a)           Subsidiaries
4.19(c)           Mortgage Filing Jurisdictions
7.2(d)            Existing Indebtedness
7.3(f)            Existing Liens

EXHIBITS:

A                 Form of Guarantee and Collateral Agreement
B                 Form of Compliance Certificate
C                 Form of Closing Certificate
D-1               Form of Copyright Mortgage
D-2               Form of Trademark Mortgage
D-3               Form of Patent Mortgage
D-4               Form of Real Property Mortgage
E                 Form of Assignment and Assumption
F-1               Form of Legal Opinion of Goodwin Procter LLP
F-2               Form of Legal Opinion of Thomas E. Helf, Esq.
F-3               Form of Legal Opinion of Eversheds
G                 Form of Exemption Certificate
H                 Form of Revolving Note
I                 Form of Addendum
J                 Form of Subordinated Intercompany Note
K                 Form of Solvency Certificate
L                 Form of Collateral Trust Agreement

                  REVOLVING CREDIT AGREEMENT, dated as of August 20, 2003, among Haights Cross Operating Company, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BEAR, STEARNS & CO. INC., as lead arranger (in such capacity, the "Lead Arranger"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the "Syndication Agent"), and THE BANK OF NEW YORK, as administrative agent (in such capacity, the "Administrative Agent").

                  The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "Acquisition": the acquisition, by purchase, merger or otherwise, of all or substantially all of the assets (or any part of the assets constituting all or substantially all of a business or line of business) of any Person, whether such acquisition is direct or indirect, including through the acquisition of the business of, or Capital Stock of, such Person, and whether such acquisition is effected in a single transaction or in a series of related transactions.

                  "Addendum": an instrument, substantially in the form of
Exhibit I, by which a Lender becomes a party to this Agreement as of the Closing Date.

                  "Administrative Agent": as defined in the recitals to this Agreement, and including any successor thereto appointed in accordance with
Section 9.9.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent, the Collateral Trustee, the Lead Arranger and the Administrative Agent, which term shall include, for purposes of Section 9 only, the Issuing Lender.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this Credit Agreement.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

Eurodollar Loans                      Base Rate Loans
----------------                      ---------------
     4.00%                                3.00%

provided that, on and after the first Adjustment Date (as defined below) occurring after completion of the first two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Loans will be determined in accordance with the following chart:

                Applicable Margin         Applicable Margin        Applicable Margin
Pricing          for Eurodollar             for Base Rate            for Commitment
 Level                Loans                     Loans                     Fees
-------         -----------------         -----------------        -----------------
   I                  4.25%                     3.25%                    1.00%

  II                  4.00%                     3.00%                    1.00%

  III                 3.75%                     2.75%                    1.00%

  IV                  3.50%                     2.50%                    1.00%

   V                  3.25%                     2.25%                    0.75%

  VI                  3.00%                     2.00%                    0.75%

  VII                 2.75%                     1.75%                    0.75%

with such adjustments to become effective on the date (the "Adjustment Date") that is one Business Day after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 6.1(a) or (b) and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1(a) or (b), then, until the date that is one Business Day after the date on which such financial statements are delivered, the highest rate set forth in each column of the chart above shall apply. On each Adjustment Date, the Applicable Margin for Revolving Loans shall be adjusted to be equal to the Applicable Margin opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date. Notwithstanding anything herein to the contrary, at any time when a Default or Event of Default shall have occurred and be continuing, the highest rate set forth in the applicable column of the chart above shall apply to all Loans.

                  As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

         "Pricing Level I" shall exist on an Adjustment Date if the Consolidated Leverage Ratio on the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or
         (b) is greater than or equal to 5.50 to 1.00.

         "Pricing Level II" shall exist on an Adjustment Date if the Consolidated Leverage Ratio on the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b) is less than 5.50 to 1.00 but greater than or equal to
         5.00 to 1.00.

         "Pricing Level III" shall exist on an Adjustment Date if the Consolidated Leverage Ratio on the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b) is less than 5.00 to 1.00 but greater than or equal to
         4.50 to 1.00.

         "Pricing Level IV" shall exist on an Adjustment Date if the Consolidated Leverage Ratio on the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b) is less than 4.50 to 1.00 but greater than or equal to
         4.00 to 1.00.

         "Pricing Level V" shall exist on an Adjustment Date if the Consolidated Leverage Ratio on the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or
         (b) is less than 4.00 to 1.00 but greater than or equal to 3.50 to 1.00.

         "Pricing Level VI" shall exist on an Adjustment Date if the Consolidated Leverage Ratio on the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b) is less than 3.50 to 1.00 but greater than or equal to
         3.00 to 1.00.

         "Pricing Level VII" shall exist on an Adjustment Date if the Consolidated Leverage Ratio on the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b) is less than 3.00 to 1.00.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

                  "Assignee": as defined in Section 10.6(b).

                  "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

                  "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Benefitted Lender": as defined in Section 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble to this Agreement.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business": as defined in Section 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, including, without limitation or duplication, product development costs and acquisitions of Intellectual Property which are capitalized in accordance with GAAP.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities of the types described in clauses (a) and (b) above; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds at least 95% of the assets of which are invested in assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "Charge Over Shares": that certain Charge Over Shares, dated as of the date hereof, executed by Recorded Books, LLC pertaining to the Capital Stock of the UK Loan Party.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is August 20, 2003.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collateral Trust Agreement": that certain Collateral Trust Agreement, dated as of the date hereof, by and between the Borrower, the Guarantors, the Collateral Trustee, the Administrative Agent, and Bear Stearns Corporate Lending, Inc. as administrative agent for the lenders under the Term Loan Agreement, substantially in the form of Exhibit L hereto.

                  "Collateral Trustee": The Bank of New York, as Collateral Trustee under the Collateral Trust Agreement.

                  "Commitment": as to any Lender, the Revolving Commitment of such Lender.

                  "Commitment Fee Rate": 1.00% per annum; provided that, on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the chart set forth in the definition of "Applicable Margin".

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Conduit Lender": any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 3.8, 3.9, 3.10 or
10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense or provision for income taxes, (b) Consolidated Interest Expense, amortization or writeoff of financing costs, debt discount and debt issuance costs and commissions, and discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill and product development expenses) and organization costs,
(e) any extraordinary charges or losses determined in accordance with GAAP, (f) non-cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights to the management of the Borrower, (g) certain non-recurring expenses set forth on Schedule 1.2, (h) payments of premium in connection with the redemption of the outstanding senior subordinated notes due 2009 of the Borrower on the Closing Date, in an aggregate amount not to exceed $9,300,000, (i) any expenses incurred or charges taken in connection with the issuance of the Senior Notes on the date of this Agreement and the incurrence of indebtedness under the Term Loan Agreement and this Agreement and the use of proceeds therefrom, and (j) any other non-cash charges, non-cash expenses or non-cash losses of the Borrower or any of its Subsidiaries for such period (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period), provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP and (c) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (j) above), all as determined on a consolidated basis. For purposes of the Consolidated Leverage Ratio and the Consolidated Senior Secured Leverage Ratio, Consolidated EBITDA for any period (each, a "Reference Period") shall be calculated after giving pro forma effect to any Acquisition or Disposition consummated during such Reference Period as if such Acquisition or Disposition had occurred on the first day of such Reference Period.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries, (c) Capital Expenditures of the Borrower and its Subsidiaries during such period, and (d) any provision for current taxes based on the income of the Borrower and its Subsidiaries and payable in cash during such period.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries paid or payable during such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Consolidated Leverage Ratio": on any date, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA computed for the period consisting of the most recently-completed fiscal quarter (including any such quarter ending on such date) and each of the three immediately preceding fiscal quarters of the Borrower.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Senior Secured Debt": at any date, the aggregate principal amount of (a) all outstanding Loans and Reimbursement Obligations hereunder, (b) all outstanding Term Loans, (c) all Capital Lease Obligations of the Borrower and its Subsidiaries, and (d) all other secured Indebtedness of the Borrower and its Subsidiaries outstanding at such date.

                  "Consolidated Senior Secured Leverage Ratio": on any date, the ratio of (a) Consolidated Senior Secured Debt on such day to (b) Consolidated EBITDA computed for the period consisting of the most recently-completed fiscal quarter (including any such quarter ending on such date) and each of the three immediately preceding fiscal quarters of the Borrower.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness, other than Indebtedness under Hedge Agreements, of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Continuing Directors": the directors of the Borrower on the Closing Date, after giving effect to the transactions contemplated hereby, and each other director, if, in each case, such other director (a) is nominated for election to the board of directors of the Borrower or elected to the board of directors of the Borrower with the approval of at least a majority of the then Continuing Directors or (b) is nominated by a Permitted Investor or a Control Investment Affiliate of a Permitted Investor.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement (including any Intellectual Property license), instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is or was organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Copyright Mortgages": each of the copyright security agreements made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, substantially in the form of Exhibit D-1 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such security agreement is to be recorded).

                  "Debenture": that certain Debenture, dated as of the date hereof, executed by the UK Loan Party, granting a security interest in all assets of the UK Loan Party to the Collateral Trustee on behalf of the Secured Parties.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, grant of a perpetual exclusive license to a third party or other disposition thereof or reduction of rights therein. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning the use, storage, handling, release or disposal of Materials of Environmental Concern or the protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary that (a) is (or is treated as) for United States federal income tax purposes either (i) a corporation or (ii) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes a corporation and (b) the guaranteeing by such Foreign Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Existing Credit Facility": the credit agreement, dated as of December 10, 1999, as amended, among the Borrower, the lenders party thereto, DLJ Capital Funding, Inc., as syndication agent, lead arranger and book manager, Fleet National Bank and Bank One, N.A., as co-documentation agents, and Canadian Imperial Bank of Commerce, as administrative agent.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "Foreign Pledge Agreement": means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Syndication Agent and the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on, and security interest in, any Collateral, including without limitation the Charge Over Shares and the Debenture.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funding Office": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; which amendment shall not require the payment of any fee by the Borrower to the Lenders, provided that such amendment is not requested in connection with requests for amendments of any other terms of this Agreement or any other Loan Document. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC and the Public Company Accounting Oversight Board.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

                  "Group Members": the collective reference to Holdings, the Borrower and their respective Subsidiaries.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

                  "Hedge Agreements": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedge Agreement.

                  "Holdings": Haights Cross Communications, Inc., a Delaware corporation.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (other than preferred Capital Stock which is not Redeemable Capital Stock), (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables or deferred revenues incurred in the ordinary course of such Person's business, and obligations deferred for less than six months), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Redeemable Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, service marks, trademark licenses, service mark licenses, technology, know-how and processes, rights to use names and likenesses of natural persons, and all rights to sue at law or in equity for any past, present or future infringement, misappropriation, dilution or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intellectual Property Mortgages": all Copyright Mortgages, Trademark Mortgages and Patent Mortgages.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent no later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date;

                           (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Investments": as defined in Section 7.8.

                  "Issuing Lender": The Bank of New York, in its capacity as issuer of any Letter of Credit.

                  "Landlord Waiver" means an agreement in favor of the Collateral Trustee, for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent and the Syndication Agent.

                  "L/C Commitment": $2,500,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.11.

                  "L/C Participants": the collective reference to all the Revolving Lenders other than the Issuing Lender.

                  "Lead Arranger": as defined in the recitals to this Agreement.

                  "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Letters of Credit": as defined in Section 2.7(a).

                  "Lien": any mortgage, pledge, grant of a license to a third party, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents, the Notes, if any, and the Subordinated Intercompany Notes, if any.

                  "Loan Parties": each Group Member that is a party to a Loan Document.

                  "Material Adverse Change": any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or other), results of operations or prospects of the Borrower and its Subsidiaries taken as a whole,
(b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents, the Lenders, or the other Secured Parties hereunder or thereunder, or (c) the validity, perfection or priority of the Collateral Trustee's liens upon the Collateral in favor of the Secured Parties.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil), petroleum products, petroleum by-products) or any hazardous or toxic substances, materials or wastes, defined, listed or regulated as such in or under any Environmental Law, including asbestos, asbestos-containing materials, radioactive materials, infectious, carcinogenic or mutagenic substances, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgaged Intellectual Property": the Intellectual Property as to which the Collateral Trustee for the benefit of the Secured Parties shall be granted a Lien pursuant to the Intellectual Property Mortgages, including the Mortgaged Intellectual Property listed on Schedule 1.1(a).

                  "Mortgaged Real Properties": the real properties listed on
Schedule 1.1(b), as to which the Collateral Trustee for the benefit of the Secured Parties shall be granted a Lien pursuant to the Real Property Mortgages.

                  "Mortgaged Properties": the Mortgaged Intellectual Property and Mortgaged Real Property.

                  "Mortgages": the Intellectual Property Mortgages and Real Property Mortgages.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Excluded Taxes": as defined in Section 3.9(a).

                  "Non-U.S. Lender": as defined in Section 3.9(a).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any Lender or affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other mortgage-related taxes or excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 10.6(c).

                  "Patent Mortgages": each of the patent security agreements made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, substantially in the form of Exhibit D-3 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such security agreement is to be recorded).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Acquisition" means an Acquisition (other than acquisitions of Intellectual Property included in the definition of Capital Expenditures) from a third party by the Borrower or any Subsidiary from any Person in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (b) such Acquisition is consummated pursuant to a negotiated merger, purchase or similar agreement, between the Borrower and/or any of its Subsidiaries, on the one hand, and such Person and/or any of its Affiliates, on the other hand, and a copy of such agreement (or the most recent draft thereof) is delivered to the Administrative Agent at least 10 Business Days prior to the consummation of such Acquisition together with, to the extent available, (i) consolidated financial statements (audited if available) of the acquired company for
         (A) the previous three fiscal years of such acquired company and (B) the fiscal quarters ending subsequent to the most recent financial statement delivered under the preceding clause (b)(i)(A) and completed 45 days or more before the date of such Acquisition, (ii) a consolidated pro forma balance sheet of Holdings as of the end of the most recently ended fiscal quarter to have been completed 45 days or more before the date of such Acquisition, and (iii) projected consolidated financial statements (including balance sheets and statements of operations and cash flows) of the Borrower and its subsidiaries (including the acquired company and its Subsidiaries as if they were Subsidiaries of the Borrower) for the period from the date of the proposed Acquisition to the Revolver Termination Date, including pro forma financial covenant calculations for each fiscal quarter in such period ending on or prior to December 31, 2004, and thereafter as of the end of each following fiscal year in such period;

                  (c) consideration for such Acquisition shall be comprised of Capital Stock of Holdings, the assumption of Indebtedness permitted under clause (h) of Section 7.2 and/or cash and the aggregate amount of the consideration for such Acquisition (based on the fair market value of the Capital Stock issued, the amount of Indebtedness assumed and the cash expended in connection therewith) would not exceed $15,000,000 when taken together with all other Acquisitions during any twelve-month period (subject to the proviso below) (such amount, the "Consideration Cap"); provided that, (i) if at any time Holdings issues additional Capital Stock and the proceeds thereof are contributed by Holdings to the Borrower or Holdings issues Capital Stock which is paid as consideration for such Acquisition, the Consideration Cap for the twelve month period beginning with the calendar month in which such equity contribution or issuance occurs shall increase by the amount of equity proceeds so contributed or issued; and (ii) in no event shall the Consideration Cap for any twelve month period be greater than $25,000,000;

                  (d) after giving effect to such Acquisition, the Borrower and its Subsidiaries shall have at least an aggregate of $10,000,000 in available cash, Cash Equivalents and available unused Revolving Commitments; and

                  (e) the Borrower shall have delivered to the Administrative Agent a certificate (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 6.1) giving pro forma effect to the consummation of such Acquisition and evidencing compliance with the covenants set forth in Section 7.1 and the preceding clauses (b), (c) and (d).

                  "Permitted Asset Exchange": the exchange of assets of the Borrower or any of its Subsidiaries for similar assets (although not necessarily serving the same geographical area, and not including assets consisting of Intellectual Property included in the definition of Capital Expenditures), provided that (i) the fair market value of the assets so Disposed by the Borrower

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                                                                              18

and its Subsidiaries in any fiscal year does not exceed $1,000,000, and (ii) any cash paid (or Indebtedness assumed) by the Borrower or any of its Subsidiaries in connection with such exchange shall reduce dollar-for-dollar the amount available for Dispositions pursuant to Section 7.5(f) for such fiscal year.

                  "Permitted Investors": Media/Communications Partners III Limited Partnership, M/C Investors, L.L.C., Great Hill Partners, LLC and their respective Control Investment Affiliates.

                  "Permitted Refinancing": as to any Indebtedness, the incurrence of other Indebtedness ("Refinancing Indebtedness") to refinance such existing Indebtedness; provided that, in the case of such Refinancing Indebtedness, the following conditions are satisfied:

                  (a) the weighted average life to maturity of such Refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, and the first scheduled principal payment in respect of such Refinancing Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Indebtedness being refinanced;

                  (b) the principal amount of such Refinancing Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being refinanced;

                  (c) the respective obligor or obligors shall be the same on the Refinancing Indebtedness as on the Indebtedness being refinanced;

                  (d) the security, if any, for the Refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of Refinancing Indebtedness);

                  (e) the Refinancing Indebtedness is subordinated to the Obligations or the Guarantor Obligations (as defined in the Guarantee and Collateral Agreement), as applicable, to the same degree, if any, or to a greater degree as the Indebtedness being refinanced; and

                  (f) no material terms applicable to such Refinancing Indebtedness or, if applicable, the related guarantees of such refinancing Indebtedness (including covenants, events of default, remedies and acceleration rights) shall be more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Properties": as defined in Section 4.17(a).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Real Property Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, substantially in the form of Exhibit D-4 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

                  "Recapitalization": the consummation of each of the following transactions: (a) the effectiveness of this Agreement and the occurrence of the Closing Date hereunder, (b) the issuance and sale by the Borrower of $140,000,000 in aggregate principal amount of the Senior Notes, and (c) the entering into of the Term Loan Agreement and the consummation of the extensions of credit thereunder in the gross amount of $100,000,000, and the use of the proceeds of each of such transactions to (x) repay in full the obligations under the Existing Credit Facility, and (y) redeem all outstanding 13% Senior Subordinated Notes due 2009 of the Borrower.

                  "Redeemable Capital Stock": means all Capital Stock of the Borrower or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or the passage of time would be required to be redeemed (for consideration other than shares of Capital Stock (other than Redeemable Capital Stock) of the Borrower) on or prior to the six month anniversary of the Revolving Termination Date (as such date may be amended from time to time), (ii) is redeemable at the option of the holder thereof (for consideration other than shares of Capital Stock (other than Redeemable Capital Stock) of the Borrower) at any time prior to the six month anniversary of the Revolving Termination Date (as such date may be amended from time to time) or
(iii) is convertible into or exchangeable for debt securities of the Borrower or any of its Subsidiaries at any time prior to the six month anniversary of the Revolving Termination Date (as such date may be amended from time to time).

                  "Reference Lender": The Bank of New York.

                  "Register": as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.11 for amounts drawn under Letters of Credit.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, or which pertains to or governs the legality, validity, perfection, performance or enforcement of the Loan Documents or the Liens thereunder.

                  "Responsible Officer": the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or chief accounting officer of the Borrower.

                  "Restricted Payments": as defined in Section 7.6.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" under such Lender's name on such Lender's Addendum or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                  "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

                  "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, and (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

                  "Revolving Facility": the Revolving Commitments and the extensions of credit made thereunder.

                  "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Loans": as defined in Section 2.1(a).

                  "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving

Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

                  "Revolving Termination Date": May 20, 2008.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Secured Parties": collectively, the Agents, the Lenders, the Issuing Lender, and, with respect to any Specified Hedge Agreement, any counterparty thereto that has agreed to be bound by the provisions of Section
7.2 of the Guarantee and Collateral Agreement as if it were a Lender party hereto and by the provisions of Article 9 hereof as if it were a Lender party hereto (regardless of whether or not such counterparty thereafter continues to be a Lender or an Affiliate of a Lender).

                  "Security Documents": the collective reference to the Collateral Trust Agreement, the Guarantee and Collateral Agreement, the Mortgages, the Foreign Pledge Agreements and all other security documents now or hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Note Indenture": the Indenture entered into by the Borrower in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower or its Subsidiaries in connection therewith.

                  "Senior Notes": the senior notes of the Borrower issued on the Closing Date pursuant to the Senior Note Indenture, and any notes issued in replacement thereof pursuant to the Registration Rights Agreement, dated as of August 20, 2003.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control" (or any other defined term having a similar purpose) as defined in the Senior Note Indenture or the Term Loan Agreement.

                  "Specified Hedge Agreement": any Hedge Agreement (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Agent or Lender or any affiliate thereof, as counterparty and (b) that has been designated by such Agent or Lender, as the case may be, and the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Agent, Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement or any other Security Document.

                  "Subordinated Intercompany Note": with respect to the Borrower or any of its Subsidiaries, as the maker thereof, a promissory note substantially in the form of Exhibit J (with such modifications as the Administrative Agent may agree to), which promissory note shall evidence all intercompany loans which may be made from time to time by the payee thereunder to such maker and shall be duly endorsed and pledged by the payee in favor of the Collateral Trustee.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

                  "Syndication Agent": as defined in the preamble to this Agreement.

                  "Term Loan Agreement": the Term Loan Agreement, dated as of the date hereof, by and among the Borrower, Bear Stearns Corporate Lending Inc., as Administrative Agent, and the lenders from time to time party thereto.

                  "Term Loans": the loans made by the lenders under the Term Loan Agreement.

                  "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect. The original amount of the Total Revolving Commitments is $30,000,000.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                  "Trademark Mortgages": each of the trademark security agreements made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, substantially in the form of Exhibit D-2 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such security agreement is to be recorded).

                  "Transferee": any Assignee or Participant.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "UK Loan Party": W F Howes Limited (a company incorporated in England and Wales with registered number 03662159).

                  "United States": the United States of America.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto,
(i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

              SECTION 2. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

                  2.1. Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the amount of L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 3.2.

                  (a) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

                  2.2. Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans) (provided that any such notice of a borrowing of Base Rate Loans to finance payments required to be made pursuant to Section 2.5 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $250,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $250,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $250,000 or a whole multiple of $250,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent. Not more than $250,000 of Revolving Loans shall be made on the Closing Date.

                  2.3.     [Intentionally Omitted]

                  2.4.     [Intentionally Omitted]

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                                                                              25

                  2.5. Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  (c) The Borrower agrees to pay to the Syndication Agent and the Lead Arranger the fees in the amounts and on the dates previously agreed to in writing by the Borrower, the Syndication Agent and the Lead Arranger.

                  2.6. Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

                  2.7. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 2.10(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $10,000 (unless otherwise agreed by the Issuing Lender) and
(iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  2.8. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will notify the Administrative Agent of the amount, the beneficiary and the requested expiration of the requested Letter of Credit, and upon receipt of confirmation from the Administrative Agent that after giving effect to the requested issuance, the Available Revolving Commitments would not be less than zero and the other conditions to the extension of credit as described in Article 5 have been satisfied (or waived by the Required Lenders), the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  2.9. Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee on the undrawn and unexpired amount of each Letter of Credit as agreed by the Borrower and the Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  2.10. L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of the Issuing Lender an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. The Administrative Agent shall promptly forward such amounts to the Issuing Lender.

                  (b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.10(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.10(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.10(a), the Administrative Agent or the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or the Issuing Lender, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by Administrative Agent or the Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender the portion thereof previously distributed by the Administrative Agent or the Issuing Lender, as the case may be, to it.

                  2.11. Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender prior to 11:00 a.m. New York time on the Business Day next succeeding the Business Day on which the Issuing Lender notifies the Borrower (provided, that if the Issuing Lender so notifies the Borrower prior to 11:00 a.m. on any Business Day, the Borrower agrees to reimburse the Issuing Lender prior to 5:00 p.m. New York time on the same Business Day) of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (i) until the Business Day of the relevant notice,
Section 3.4(b) and (ii) thereafter, Section 3.4(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 2.10 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2 of

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                                                                              28

Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Loans could be made, pursuant to Section 2.2, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of Credit.

                  2.12. Obligations Absolute. The Borrower's obligations under Section 2.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2.11 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  2.13. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  2.14. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 3. GENERAL PROVISIONS APPLICABLE
                         TO LOANS AND LETTERS OF CREDIT

                  3.1. Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.10. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $250,000 or a whole multiple thereof.

                  (b) If on any date any Group Member or the Collateral Trustee shall receive proceeds with respect to title insurance covering any Mortgaged Real Property, there shall occur on such date (i) a permanent reduction of the Revolving Commitments in the amount of such proceeds and (ii) a prepayment of the Revolving Loans in an amount equal to the lesser of (x) the amount of such proceeds or (y) the Total Revolving Extensions of Credit; provided that if the aggregate principal amount of Revolving Loans then outstanding is less than the amount to be so prepaid (because L/C Obligations constitute a portion of the then current Revolving Extensions of Credit), the Borrower shall, to the extent of the balance of such prepayment amount, return and have cancelled outstanding Letters of Credit and/or deposit an amount equal to 105% of the balance of such prepayment amount in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section 3.1(b) shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 3.1(b) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  3.2. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, three Business Days preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing unless the Administrative Agent and the Required Lenders have determined in their sole discretion to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing unless the Administrative Agent and the Required Lenders have determined in their sole discretion to permit such continuations, and provided, further, that if the

Borrower shall fail to give any notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  3.3. Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $250,000 or a whole multiple of $250,000 in excess thereof and (b) no more than eight Eurodollar Tranches shall be outstanding at any one time.

                  3.4. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  3.5. Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.4(a).

                  3.6. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from a Lender or Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender(s) (as conclusively certified by such Lender(s)) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  3.7. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

                  (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:00 a.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

                  (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  3.8. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.9 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (iii)    shall impose on such Lender any other
         condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.9. Taxes. (a) All payments made by or on behalf of the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (e) or (f) of this Section or (ii) in the case of any Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender"), that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph. The Borrower shall make (or cause to be made) any required withholding and pay (or cause to be paid) the full amount withheld to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure.

                  (d) The Borrower shall indemnify the Administrative Agent and any Lender for the full amount of Non-Excluded Taxes (to the extent the Borrower would be required to pay additional amounts with respect to such Non-Excluded Taxes pursuant to Section 3.9(a)) or Other Taxes arising in connection with payments made under this Agreement (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.9) paid by such Agent or Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within ten days from the date the Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefor.

                  (e) Each Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (f) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the reasonable written request of the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (g) If any Administrative Agent or any Lender receives a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.9, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.9 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any

Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  (h) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.10. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any cost, liability, obligation, loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.11. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.8 or 3.9(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.8 or 3.9(a).

                  3.12. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 3.8 or 3.9(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 3.11 so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.8 or 3.9(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 3.10 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein),
(viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.8 or 3.9(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  3.13. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 3.13(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower substantially in the form of Exhibit H, evidencing any Revolving Loans of such Lender.

                  3.14. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.10.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

                  4.1. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at June 30, 2003 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made hereunder, the Senior Notes to be issued, and the Term Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdings as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at June 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of Holdings and its Subsidiaries as at December 31, 2002, December 31, 2001, and December 31, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of Holdings and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings and its Subsidiaries as at June 30, 2003, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of Holdings and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein, and subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes). Other than pursuant to the Loan Documents, the Term Loan Agreement and the Senior Note Indenture, no Group Member has any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from June 30, 2003, to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

                  4.2. No Change. Since December 31, 2002, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3. Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or foreign limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of clauses (c) and (d), to the extent that the failure to be so qualified or to be in good standing or the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4. Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Recapitalization and the extensions of credit hereunder or in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings and recordations referred to in
Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5. No Contractual or Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

Attached hereto as Schedule 4.6 is a schedule of all existing material litigation affecting any Group Member.

                  4.7. No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8. Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good and marketable title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

                  4.9. Intellectual Property. Each Group Member owns, or is licensed to use, all material Intellectual Property used to conduct, or necessary for the conduct of, its business as currently conducted; no claim has been asserted and is pending by any Person challenging or questioning the use or ownership of, or right to use, any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim which claim, if resolved adversely to the Borrower or any Group Member could reasonably be expected to have a Material Adverse Effect; and the use of Intellectual Property by each Group Member does not infringe on the Intellectual Property rights of any Person or defame any Person to the extent that such infringement or defamation could, in the aggregate, reasonably be expected to have a Material Adverse Effect, or give any third party the right to an accounting or share of profits (other than pursuant to license agreements in the ordinary course of business). None of the Intellectual Property used by any Group Member in its business as currently conducted or proposed to be conducted, or licensed by any Group Member to any third party is subject to any statutory termination rights or statutory reversionary rights which rights can be exercised prior to the year 2010 where such statutory termination or statutory reversion, or a notice thereof, could reasonably be expected to have a Material Adverse Effect.

                  4.10. Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); the contents of all such material tax returns are correct and complete in all material respects; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. No Group Member (i) intends the Loans or any other transaction contemplated hereby to be a "reportable transaction" (within the meaning of Treasury Regulation 1.6011-4) or (ii) is aware of any facts or events that would result in such treatment.

                  4.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 as applicable, referred to in Regulation U.

                  4.12. Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

                  4.13. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. Except to the extent required under
Section 4980B of the Code or Title I, subtitle B, Part 6 of ERISA, no Plan provides health or welfare benefits, through the purchase of insurance or otherwise, for any retired or former employee of the Borrower or a Commonly Controlled Entity, which, individually or in the aggregate, would have a Material Adverse Effect.

                  4.14. Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.15. Subsidiaries. (a) Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, and subject to Section 4.15(b), (i) Schedule 4.15(a) sets forth the name and jurisdiction of formation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Group Member and (ii) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

                  (b) At or prior the Closing Date, (i) each of Andrews Communications, LLC, TestPrep.com Holdings, LLC, and TP.com Holdings, LLC will have been merged into The Coriolis Group, LLC, (ii) Testprep.com, LLC, will have been merged into Educational Design, LLC (which will have been renamed Triumph Learning, LLC), (iii) Audio Adventures, LLC will have been merged into Recorded Books, LLC, (iv) Newbridge Educational Publishing, LLC will have been merged into Sundance Publishing, LLC (which will have been renamed Sundance/Newbridge Educational Publishing, LLC), and (v) each of Oakstone Wellness Publishing, LLC and Educational Reviews Holding, LLC will have been merged into Oakstone Publishing, LLC.

                  4.16. Use of Proceeds. The proceeds of the Revolving Loans and the Letters of Credit shall only be used for general corporate purposes, which may include acquisitions permitted hereunder, except that proceeds of the Revolving Loans may also be used to finance a portion of the Recapitalization and to pay related fees and expenses in an amount not to exceed $1,000,000.

                  4.17. Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and to the knowledge of the Borrower have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

                  (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding either environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of by any Group Member in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor has any Group Member or, to the knowledge of the Borrower, any other person, generated, treated, stored or disposed of any Materials of Environmental Concern at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or, to the knowledge of the Borrower, will be named as a party, nor is any Group Member a party to otherwise subject to any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

                  (f) the Properties and all operations of Group Members at the Properties are in compliance, and have, during the period such operations have been conducted at such Properties by such Group Members, been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business arising from or related to the operations of any Group Member; and

                  (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

                  4.18. Accuracy of Information, etc. No statement or information contained in the offering memorandum, dated August 7, 2003, relating to the offering and sale of the Senior Notes, this Agreement, any other Loan Document or any other document, certificate or statement executed and delivered in connection with this Agreement or any other Loan Document by any Loan Party, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information delivered pursuant to Section 5.1(c) hereof are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of each date on which these representations and warranties are purported to be made, the representations and warranties contained in the Loan Documents are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19. Security Documents. (a) Each of the Guarantee and Collateral Agreement and the Debenture is effective to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. The Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section

     7.3) (i) in the case of certificated Pledged Stock (as defined in the Guarantee and Collateral Agreement), when certificates representing such Pledged Stock are delivered to the Collateral Trustee together with appropriate instruments of transfer endorsed in blank, (ii) in the case of any Deposit Accounts (as defined in the Guarantee and Collateral Agreement) and uncertificated Pledged Stock, upon delivery of the control agreements required by the Guarantee and Collateral Agreement and (iii) in the case of any other Collateral, when the financing statements and other filings specified in Schedule 3(a) of the Guarantee and Collateral Agreement in appropriate form are filed in the offices specified on Schedule 3(a) of the Guarantee and Collateral Agreement. The Debenture shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the UK Loan Party in the Collateral described therein and the proceeds thereof, as security for the Secured Obligations (as defined in the Debenture), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and any prior and superior claims arising by operation of law), subject to registration thereof at the Registrar of Companies for England and Wales.

                  (b) The Charge Over Shares is effective to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When certificates representing such Capital Stock are delivered to the Collateral Trustee together with appropriate instruments of transfer endorsed in blank, the Liens granted thereunder shall constitute fully perfected Liens on, and security interests in, all right, title and interest of Recorded Books, LLC in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in such Charge Over Shares), prior and superior in right to any other Person.

                  (c) Each of the Mortgages is effective to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed or recorded, as applicable, in the offices specified on Schedule 4.19(c), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person. Schedule 1.1(a) lists, as of the Closing Date, each registered copyrighted work, material copyright license, patent, copyright, trademark and patent application, patent license, registered trademark, registered service mark, trademark license, service mark license, and trade secret license owned or held by the Borrower or any of its Subsidiaries. Schedule 1.1(b) lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Borrower or any of its Subsidiaries. Schedule 1.1(c) lists, as of the Closing Date, each parcel of real property located in the United States and leased by the Borrower or any of its Subsidiaries

                  4.20. Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and in connection with the Recapitalization will continue to be, Solvent.

                  4.21. Regulation H. No Real Property Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban

Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  4.22. Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Senior Note Indenture and the Term Loan Agreement, including any amendments, supplements or modifications with respect to any of the foregoing.

                  4.23. Financial Assistance. Neither the execution, delivery or performance of any of the Loan Documents nor the incurrence of the obligations and liabilities thereunder by WF Howes Limited constitutes or will constitute unlawful financial assistance for the purposes of sections 151 to 158 (inclusive) of the Companies Act 1985 of England and Wales.

                         SECTION 5. CONDITIONS PRECEDENT

                  5.1. Conditions to Initial Extension of Credit. The effectiveness of this agreement and the agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent to the satisfaction of each Agent and each Lender:

                  (a) Credit Agreement; Guarantee and Collateral Agreement, etc. The Administrative Agent shall have received (i) this Agreement, or, in the case of the Lenders, an Addendum, executed and delivered by each Agent, the Borrower and each Person that is a Lender as of the Closing Date, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor,
         (iii) the Charge Over Shares, duly executed and delivered by Recorded Books, LLC pledging 100% of the Capital Stock of the UK Loan Party,
         (iv) the Debenture duly executed and delivered by the UK Loan Party,
         (v) the Collateral Trust Agreement, executed by each party thereto other than the Administrative Agent, (vi) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party, (vii) a Subordinated Intercompany Note executed by Holdings, the Borrower, and each of its Subsidiaries, and
         (viii) a Control Agreement (A) pertaining to each Securities Account and each Deposit Account of any Loan Party pledged to the Collateral Trustee pursuant to the Guarantee and Collateral Agreement, executed and delivered by each such Loan Party and (B) pertaining to any uncertificated securities of the Borrower or any of its Subsidiaries, executed by the Borrower or such Subsidiary.

                  In the event that any one or more Persons have not executed and delivered an Addendum on the date scheduled to be the Closing Date (each such Person being referred to herein as a "Non-Executing Person"), the condition referred to in clause (i) above shall nevertheless be deemed satisfied if on such date the Borrower and the Administrative Agent shall have designated one or more Persons (the "Designated Lenders") to assume, in the aggregate, all of the Commitments that would have been held by the "Non-Executing Persons" (subject to each such Designated Lender's consent) and its execution and delivery of an Addendum.

                  (b)      Concurrent Transactions, etc.

                           (i) The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to each Agent and each Lender:

                  (A) the Borrower shall have received at least $100,000,000 in gross cash proceeds (before fees and expenses) from the Term Loans on terms and conditions satisfactory to the Lead Arranger and each of the Lenders;

                  (B) the Borrower shall have received at least $140,000,000 in gross cash proceeds (before fees and expenses) from the issuance of the Senior Notes on terms and conditions satisfactory to the Lead Arranger and each of the Lenders; and

                  (C) (1) The Administrative Agent shall have received satisfactory evidence that the Existing Credit Facility shall have been terminated, all amounts thereunder shall have been paid in full, and all commitments and reimbursement obligations thereunder shall have been terminated and (2) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith, in each case on terms and conditions satisfactory to the Lead Arranger and each of the Lenders.

                           (ii) The capital and ownership structure of the Borrower and its Subsidiaries shall be satisfactory to the Lead Arranger and each of the Lenders after giving effect to the Recapitalization.

                           (iii) All outstanding Indebtedness of the Borrower and its Subsidiaries prior to the consummation of the Recapitalization shall be repaid in full, other than Indebtedness of the Borrower and its Subsidiaries not in excess of $1,000,000, and no change of control rights under any indebtedness permitted to remain outstanding pursuant to this Section 5(b)(iii) shall be triggered by the consummation of the Recapitalization.

                  (c) Pro Forma Balance Sheet; Financial Statements; Projections. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Holdings and its Subsidiaries for the 2002, 2001 and 2000 fiscal years, (iii) unaudited interim consolidated financial statements of Holdings and its Subsidiaries for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available and (iv) financial projections (which projections shall be accompanied by a certificate of a Responsible Officer stating that such projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such projections are incorrect or misleading in any material respect) for fiscal years 2003 through 2008 (including pro forma financial covenant calculations for each fiscal quarter ending after the Closing Date but on or prior to December 31, 2004, and thereafter as of the end of each fiscal year through 2008) and a satisfactory written analysis of material assumptions in connection therewith, in the case of clauses (ii) and
         (iii) prepared in accordance with U.S. GAAP

         (subject, in the case of interim financial statements, to year-end adjustments and the absence of footnotes), and in the case of clause
         (ii) prepared in accordance with Regulation S-X, except as otherwise agreed to by the Lenders.

                  (d) Approvals. All governmental and third party approvals necessary, or in the discretion of the Administrative Agent, advisable, in connection with the Recapitalization (including the transactions contemplated hereby) and the continuing operations of the Group Members shall have been obtained and be in full force and effect.

                  (e) Lien Searches. The Administrative Agent shall have received the results of recent UCC, title and judgment lien search in each of the jurisdictions where the Loan Parties or their assets are located, lien searches of the records of the U.S. Copyright Office, U.S. Patent and Trademark Office and such foreign equivalent offices as the Administrative Agent deems appropriate, and each other jurisdiction where the Administrative Agent reasonably determines that it is prudent to perform such search, and such search shall reveal no title defects or liens on any of the assets of the Loan Parties except for title defects or liens permitted by Section 7.3 or resolved or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent and the Lenders.

                  (f) Environmental Reports. With respect to each item of real property owned by any Group Member, the Administrative Agent shall have received a copy of an environmental site assessment report conforming to the standards of the ASTM "Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process" (ASTM 1527-00) or similar report and other documentation, in form and substance satisfactory to the Administrative Agent and the Lenders, sufficient to establish that the property does not contain identifiable environmental conditions that are likely to cause a Material Adverse Effect. With respect to each item of real property leased by any Group Member, the Administrative Agent shall have received sufficient documentation (which may include, by way of example, copies of leases and prior environmental site assessment reports) to establish either that the property is not likely to contain identifiable environmental conditions or that any such existing environmental conditions are not likely to cause a Material Adverse Effect.

                  (g) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

                  (h) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments including the certificate of formation of each Loan Party that is an entity certified by the relevant authority of the jurisdiction of organization of such Loan Party, and a long form good standing certificate for each Loan Party from its jurisdiction of organization. In the case of the certificate of Recorded Books, LLC required above, such insertions and attachments shall also include (i) a certified copy of an executed shareholder resolution amending the articles of association of the UK Loan Party to remove any restrictions on the transferability of the shares of the

         UK Loan Party upon the enforcement of the security interests in respect thereof granted pursuant to the terms of the Charge Over Shares and
         (ii) written confirmation that the UK Loan Party will act as agent for Recorded Books, LLC for acceptance of process in respect of any legal proceedings instituted in England in respect of such Charge Over Shares.

                  (i) Legal Opinions. The Syndication Agent, the Administrative Agent and the Lenders shall have received the following executed legal opinions:

                           (i) the legal opinion of Goodwin Procter LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

                           (ii) the legal opinion of local counsel in each of Maryland (substantially in the form of Exhibit F-2) and England (substantially in the form of Exhibit F-3) and of such other special and local counsel as may be required by the Syndication Agent or the Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Syndication Agent, the Administrative Agent or a Lender may reasonably require.

                  (j) Pledged Stock; Stock Powers; Pledged Notes. The Collateral Trustee shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement and the Charge Over Shares, together with an undated (and, in the case of the UK Loan Party, stamped) instrument of transfer for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Collateral Trustee pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by, or comprising, the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation and delivered to the Administrative Agent, as applicable.

                  (l) Mortgages, etc. (i) The Administrative Agent shall have received a Mortgage and a UCC-1 financing statement with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                           (ii) The Administrative Agent shall have received in respect of each Mortgaged Real Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Lenders; (B) be issued at ordinary rates; (C) insure that the Real Property Mortgage insured thereby creates a valid first Lien on such Mortgaged Real

         Property free and clear of all defects and encumbrances, except as permitted by the Lenders in their reasonable discretion; (D) name the Collateral Trustee for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Lenders may reasonably request; and (G) be issued by title companies satisfactory to the Lenders (including any such title companies acting as co-insurers or reinsurers, at the option of the Lenders). The Administrative Agent shall have received evidence satisfactory to the Lenders that all premiums in respect of each such policy, all charges for mortgage recording tax, all fees and expenses in connection with recording the Mortgages and UCC-1 financing statements and all related expenses, if any, have been paid.

                           (iii) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.

                  (m) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower substantially in the form of Exhibit K.

                  (n) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section
         5.3 of the Guarantee and Collateral Agreement.

                  (o) Rating. The Borrower and the Revolving Facility shall be rated at least B2 by Moody's and at least B+ by S&P, in each case, with not less than stable outlook.

                  (p) Absence of Changes. The Lead Arranger and the Lenders shall be satisfied that there shall not have occurred or become known to it any Material Adverse Change.

                  (q) Minimum Consolidated EBITDA and Consolidated Leverage Ratio. (i) The Consolidated EBITDA for the twelve months ended on June 30, 2003 (calculated giving pro forma effect to the Recapitalization and the use of proceeds thereof as if they had occurred on the first day of such twelve-month period) shall have been at least $48,000,000 from planned continuing operations, as evidenced by calculations submitted by the Borrower to the Lenders in writing made in accordance with the financial statements delivered pursuant to Section 5.1(c), and in reasonable detail satisfactory to the Lenders (which calculations shall take into account the non-recurring charges listed on Schedule 1.2).

                           (ii) The Consolidated Leverage Ratio for the twelve months ended on June 30, 2003 (calculated giving pro forma effect to the Recapitalization and the use of proceeds thereof and certain other non-recurring adjustments listed on Schedule 1.2 as if they had occurred on the first day of such twelve-month period) shall have been no greater than 5.0x, as evidenced by calculations submitted by the Borrower to the Lead

         Arranger in writing, in accordance with the financial statements delivered pursuant to Section 5.1(c), and in reasonable detail satisfactory to the Lenders.

                  5.2. Conditions to Each Extension of Credit. The effectiveness of this agreement and the agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) No Default. Both before and after giving effect to such extension of credit and the application of proceeds thereof (but if any Default or Event of Default of the nature referred to in Section 8(e) shall have occurred, without giving effect to the application, directly or indirectly, of the proceeds of such extension of credit, if such proceeds are to be applied, directly or indirectly (including if the making of such extension of credit shall free up other funds for such purpose) to the payment of any amount in respect of other Indebtedness), no Default or Event of Default shall have occurred and be continuing.

                  (b) Leverage Ratios. On the date of such extension of credit, both before and after giving effect to such extension of credit and the application of proceeds thereof (but if any Default or Event of Default of the nature referred to in Section 8(e) shall have occurred, without giving effect to the application, directly or indirectly, of the proceeds of such extension of credit, if such proceeds are to be applied, directly or indirectly (including if the making of such extension of credit shall free up other funds for such purpose) to the payment of any amount in respect of other Indebtedness), each of the Consolidated Leverage Ratio and the Consolidated Senior Secured Leverage Ratio on such date shall be no greater than the Consolidated Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, as the case may be, set forth in Section 7.1 opposite the period set forth in such Section in which such date falls. For purposes of this Section 5.2(b) only, Consolidated EBITDA as used in calculating the Consolidated Leverage Ratio and Consolidated Senior Secured Leverage Ratio shall be computed for the 12-month period ended on the last day of the month for which the most recent financial statements have been required to be delivered pursuant to Section 6.1.

                  (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents, the Term Loan Agreement, or any purchase agreement or similar document relating to the Senior Notes shall be true and correct (or, for each extension of credit requested subsequent to the Closing Date, in all material respects) on and as of such date as if made on and as of such date (unless such representations and warranties specifically refer to a certain date, in which case such representations and warranties shall have been true and correct on and as of such date) after giving effect to the extensions of credit requested to be made on such date and the application of proceeds thereof (but if any Default or Event of Default of the nature referred to in Section 8(e) shall have occurred, without giving effect to the application, directly or indirectly, of the proceeds of such extension of credit, if such proceeds are to be applied, directly or indirectly (including if the making of such extension of credit shall free up other funds for such purpose) to the payment of any amount in respect of other Indebtedness).

                  (d) Maximum Cash Balance. The amount of cash and Cash Equivalents available to the Borrower and its Subsidiaries, after giving effect to the extensions of credit requested to be made on such date and the proposed application of proceeds thereof, shall not exceed $7,000,000.

                  (e) No Conflict with Senior Notes and Term Loans. The drawing requested by the Borrower shall be permitted by the terms of the Senior Note Indenture and the Term Loan Agreement.

                  (f) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Loan Party shall be reasonably satisfactory in form and substance to the Syndication Agent and the Administrative Agent, and the Syndication Agent and the Administrative Agent shall have received all information, approvals, opinions, documents or instruments as they may reasonably request.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit (both before and after giving effect thereto) that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1. Financial Statements. Furnish to the Administrative Agent (and the Administrative Agent shall furnish to each Lender):

                  (a) (i) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing, and (ii) an unaudited consolidating balance sheet of Holdings (or a footnote to the consolidated balance sheet of Holdings and its consolidated Subsidiaries) setting forth separately and in reasonable detail the financial condition of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidating statements of income and cash flows for such fiscal year, certified by a Responsible Officer on behalf of Holdings;

                  (b) (i) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the comparable period of the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments),and
         (ii) an unaudited consolidating balance sheet of Holdings (or a footnote to the consolidated balance sheet of Holdings and its consolidated Subsidiaries) setting forth separately and in reasonable detail the financial condition of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidating statements of income and cash flows for such fiscal quarter, certified by a Responsible Officer on behalf of Holdings; and

                  (c) at the Borrower's option, either (i) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the comparable period of the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments), or (ii) (A) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of Holdings (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of Holdings and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the comparable period of the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments), and (B) an unaudited consolidating balance sheet of Holdings (or a footnote to the consolidated balance sheet of Holdings and its consolidated Subsidiaries) setting forth separately and in reasonable detail the financial condition of the Borrower and its Subsidiaries as of the end of such month and the related consolidating statements of income and cash flows for such month, certified by a Responsible Officer on behalf of Holdings.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2. Certificates; Other Information. Furnish to the Administrative Agent, and the Administrative Agent shall furnish to each Lender (or, in the case of clause (g), to the relevant Lender):

                  (a) (i) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) promptly upon receipt thereof, copies of all "management letters" submitted to any Loan Party by the independent certified public accountants referred to in clause (i) in connection with each audit made by such accountants;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1(a) or (b), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate, substantially in the form of Exhibit B, containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and, if applicable, for determining the Applicable Margins, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any registered trademarks or copyrights acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing
         Date);

                  (c) (i) as soon as available, and in any event no later than 60 days after the end of each fiscal year of Holdings, a detailed consolidated budget for the then-current fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the then-current fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto and pro forma financial covenant calculations for each fiscal quarter during the then-current fiscal year), and (ii) as soon as available and in any event within 3 Business Days of the effective date thereof, notice of any material modifications or significant revisions, if any, of such budget (which shall not include changes resulting from immaterial adjustments to the timing of any proposed borrowings);

                  (d) if Holdings is not then a reporting company under the Securities Exchange Act of 1934, as amended, within 45 days after the end of each fiscal quarter of Holdings (or 90 days, in the case of the last fiscal quarter of any fiscal year), a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year;

                  (e) no later than 5 Business Days prior to the execution thereof by any Group Member, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Note Indenture or the Term Loan Agreement;

                  (f) unless previously delivered to the Administrative Agent, within five days after the same are sent, copies of all financial statements and reports that Holdings or the

         Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC; and

                  (g) promptly, such additional financial and other information as the Administrative Agent, the Syndication Agent or any Lender may from time to time reasonably request.

                  6.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (including all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

                  6.4. Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (b) Comply with all Contractual Obligations and Requirements of Law except, in each case, to the extent that failure to so comply could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5. Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, in each case naming the Collateral Trustee on behalf of the Secured Parties as loss payee or additional insured, as applicable, and providing that no cancellation or modification of the policies will be made without thirty days' prior written notice to the Administrative Agent.

                  6.6. Inspection of Property; Books and Records; Discussions. (a) Keep proper books and records of account and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

                  6.7. Notices. Promptly give notice to the Administrative Agent, and the Administrative Agent shall furnish such notice to each Lender, of:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member that, if not cured, could reasonably be expected to have a Material Adverse Effect, (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority that, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) strikes or other labor disputes of the type and materiality described in Section 4.12;

                  (c) any litigation or proceeding affecting any Group Member (i) in which the amount of the claim against any Group Member is $1,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought and which, if such relief is granted, would reasonably be expected to have a Material Adverse Effect, or (iii) which relates to any Loan Document;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8. Environmental Laws. (a) Comply in all material respects with, and use reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (a) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws or otherwise reasonably necessary to address environmental conditions that could give rise to material liability under Environmental Laws, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9. Interest Rate Protection. In the case of the Borrower, enter into, and thereafter maintain, Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the outstanding Indebtedness of the Borrower under clause (a) of the definition of "Indebtedness" has a fixed rate of interest, or is subject to interest rate protection for a period of not less than three years, or, if shorter, a period ending no earlier than the Revolving Termination Date, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  6.10. Additional Collateral, etc. (a) With respect to any Property developed, authored, revised, updated, adapted, translated, collected, compiled, licensed, or acquired after the Closing Date by or on behalf of any Group Member (other than (x) any Property described in paragraph (b), (c) or (d) below, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) Property acquired by any Excluded Foreign Subsidiary) as to which the Collateral Trustee, for the benefit of the Secured Parties, does not have a perfected first priority Lien (subject to Permitted Liens), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in such property, and (ii) take all actions necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected first priority security interest in such property (subject to Permitted Liens), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and, in the case of newly developed, authored, revised, updated, adapted, translated, collected, compiled, licensed or acquired Intellectual Property, and, to the extent in conformity with the Borrower's ordinary course business practices, the registration of such property in the U.S. Copyright Office or Patent and Trademark Office, as applicable, or foreign equivalents thereof, and recordation in the U.S. Copyright Office or Patent and Trademark Office, as applicable, or foreign equivalents thereof, of Intellectual Property Mortgages covering such property.

                  (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Group Member (other than (y) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (z) real property acquired by any Excluded Foreign Subsidiary) (i) promptly execute and deliver a first priority Real Property Mortgage (subject to Permitted Liens), in favor of the Collateral Trustee, for the benefit of the Secured Parties, covering such real property, (ii) at least 30 days prior to the purchase of the real property, provide the Administrative Agent with a copy of an environmental site assessment report conforming to the standards of the ASTM "Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process" (ASTM 1527-00) along with such other documentation, in form and substance satisfactory to the Administrative Agent, sufficient to establish that the property does not contain identifiable environmental conditions that are likely to cause a Material Adverse Effect; (iii) if requested by the Administrative Agent, promptly provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Real Property Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iv) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement and other documents and take such other actions as the Administrative Agent deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Collateral Trustee the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Collateral Trustee for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, Foreign Pledge Agreements and other documents and take such other actions as the Administrative Agent deems necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 66.5% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Collateral Trustee the certificates representing such Capital Stock, together with undated (and, if relevant, stamped) stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect or protect the Collateral Trustee's security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (e) The Borrower shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts (which shall not require the payment of any fee to obtain any Landlord Waiver) to deliver to the Administrative Agent within 30 days after the Closing Date a Landlord Waiver executed by the lessor of any real property that is currently leased by the Borrower or any such Subsidiary for a term ending subsequent to the first anniversary of the Closing Date in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to that of the Collateral Trustee, and to the extent any such Landlord Waiver is not so executed and delivered, a written explanation of the Borrower as to why the Borrower or such Subsidiary, as the case may be, was unable to obtain such Landlord Waiver. Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, the Borrower shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to deliver to the Administrative Agent a Landlord Waiver executed by the lessor of any real property that is to be leased by the Borrower or such Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to that of the Collateral Trustee.

                  (f) Within 60 days following the Closing Date, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in Section 5.1(l) (ii) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the site of the Mortgaged Real Property set forth on
         Schedule 1.1(b) certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Real Properties are located.

                  6.11. Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Syndication Agent or the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Collateral Trustee and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Collateral Trustee or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Collateral Trustee or such Secured Parties may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                         SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1. Financial Condition Covenants. (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at the end of any period set forth below to exceed the ratio set forth below opposite such period:

                                                Consolidated
      Period                                   Leverage Ratio
      ------                                   --------------
7/1/03 - 9/30/03                                    5.75x
10/1/03 - 12/31/03                                  5.75x
1/1/04 - 3/31/04                                    5.75x
4/1/04 - 6/30/04                                    5.75x
7/1/04 - 9/30/04                                    5.75x
10/1/04 - 12/31/04                                  5.60x
1/1/05 - 3/31/05                                    5.60x
4/1/05 - 6/30/05                                    5.60x
7/1/05 - 9/30/05                                    5.60x
10/1/05 - 12/31/05                                  5.25x
1/1/06 - 3/31/06                                    5.25x
4/1/06 - 6/30/06                                    5.25x
7/1/06 - 9/30/06                                    5.00x
10/1/06 - 12/31/06                                  4.85x
1/1/07 - 3/31/07                                    4.85x
4/1/07 - 6/30/07                                    4.85x
7/1/07 - 9/30/07                                    4.85x

10/1/07 - 12/31/07                                  4.85x
1/1/08-3/31/08                                      4.85x
4/1/08-5/20/08                                      4.85x

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with the last day of any period set forth below to be less than the ratio set forth below opposite such period:

                                           Consolidated Interest
     Period                                   Coverage Ratio
     ------                                   --------------
7/1/03 - 9/30/03                                    1.80x
10/1/03 - 12/31/03                                  1.80x
1/1/04 - 3/31/04                                    1.80x
4/1/04 - 6/30/04                                    1.80x
7/1/04 - 9/30/04                                    1.85x
10/1/04 - 12/31/04                                  1.85x
1/1/05 - 3/31/05                                    1.85x
4/1/05 - 6/30/05                                    1.85x
7/1/05 - 9/30/05                                    1.90x
10/1/05 - 12/31/05                                  1.90x
1/1/06 - 3/31/06                                    1.90x
4/1/06 - 6/30/06                                    1.90x
7/1/06 - 9/30/06                                    2.00x
10/1/06 - 12/31/06                                  2.00x
1/1/07 - 3/31/07                                    2.05x
4/1/07 - 6/30/07                                    2.05x
7/1/07 - 9/30/07                                    2.10x
10/1/07 - 12/31/07                                  2.10x
1/1/08-3/31/08                                      2.10x
4/1/08-5/20/08                                      2.10x

; provided, that for the purposes of determining the ratio described above for the periods ending September 30, 2003, December 31, 2003, and March 31, 2004, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such period (and, in the case of the latter two such determinations, each previous period commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with the last day of any period set forth below to be less than the ratio set forth below opposite such period:

                                           Consolidated Fixed Charge
      Period                                    Coverage Ratio
      ------                                    --------------
7/1/03 - 9/30/03                                    1.00x
10/1/03 - 12/31/03                                  1.00x
1/1/04 - 3/31/04                                    1.00x
4/1/04 - 6/30/04                                    1.00x
7/1/04 - 9/30/04                                    1.00x
10/1/04 - 12/31/04                                  1.00x
1/1/05 - 3/31/05                                    1.00x
4/1/05 - 6/30/05                                    1.00x
7/1/05 - 9/30/05                                    1.00x
10/1/05 - 12/31/05                                  1.00x
1/1/06 - 3/31/06                                    1.00x
4/1/06 - 6/30/06                                    1.00x
7/1/06 - 9/30/06                                    1.00x
10/1/06 - 12/31/06                                  1.05x
1/1/07 - 3/31/07                                    1.05x
4/1/07 - 6/30/07                                    1.05x
7/1/07 - 9/30/07                                    1.05x
10/1/07 - 12/31/07                                  1.05x
1/1/08-3/31/08                                      1.05x
4/1/08-5/20/08                                      1.05x

; provided, that for the purposes of determining the ratio described above for the fiscal quarters of the Borrower ending September 30, 2003, December 31, 2003, and March 31, 2004, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

                  (d) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio at the end of any period set forth below to exceed the ratio set forth below opposite such period:

                                        Consolidated Senior Secured
     Period                                   Leverage Ratio
     ------                                   --------------
7/1/03 - 9/30/03                                    2.50x
10/1/03 - 12/31/03                                  2.50x
1/1/04 - 3/31/04                                    2.50x
4/1/04 - 6/30/04                                    2.50x
7/1/04 - 9/30/04                                    2.50x
10/1/04 - 12/31/04                                  2.40x
1/1/05 - 3/31/05                                    2.40x
4/1/05 - 6/30/05                                    2.40x
7/1/05 - 9/30/05                                    2.40x
10/1/05 - 12/31/05                                  2.20x
1/1/06 - 3/31/06                                    2.20x
4/1/06 - 6/30/06                                    2.20x

7/1/06 - 9/30/06                                    2.00x
10/1/06 - 12/31/06                                  2.00x
1/1/07 - 3/31/07                                    2.00x
4/1/07 - 6/30/07                                    2.00x
7/1/07 - 9/30/07                                    2.00x
10/1/07 - 12/31/07                                  2.00x
1/1/08-3/31/08                                      2.00x
4/1/08-5/20/08                                      2.00x

                  7.2. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) to the extent permitted by Section 7.8, (i) unsecured Indebtedness of the Borrower to any Subsidiary, (ii) unsecured Indebtedness of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, (iii) unsecured Indebtedness of any Excluded Foreign Subsidiary to any other Excluded Foreign Subsidiary and (iv) subject to Section 7.8(g), Indebtedness of any Excluded Foreign Subsidiary to the Borrower or any Subsidiary Guarantor; provided that any such Indebtedness must be evidenced by a Subordinated Intercompany Note, and, in the case of Indebtedness incurred under clauses (i), (ii) and (iv), must be pledged to the Collateral Trustee pursuant to the Security Documents and shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided that only the amount repaid in part shall be discharged);

                  (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower, any Wholly Owned Subsidiary Guarantor and, subject to
         Section 7.8(g), of any Foreign Subsidiary;

                  (d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) (which schedule shall not include Indebtedness of a type referred to in Sections 7.2(e), (f), (h) and
         (i)), and any Permitted Refinancings thereof;

                  (e) Indebtedness (including Permitted Refinancings thereof) (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided, that such Indebtedness is incurred within 60 days of the acquisition of such property), and (iii) Capitalized Lease Obligations secured in the case of each of clauses (i), (ii) and (iii), by Liens permitted by Section 7.3(g) in an aggregate principal amount for clauses (i), (ii) and (iii) taken together not to exceed $5,000,000 at any one time outstanding;

                  (f) (i) unsecured Indebtedness of the Borrower in respect of the Senior Notes in an aggregate principal amount not to exceed $140,000,000 and unsecured Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, and (ii) Indebtedness of the Borrower in respect of the Term Loans in an aggregate principal amount not to exceed $100,000,000, which may be secured so long as all Liens securing such Indebtedness are subordinate to the Liens in favor of the Secured Parties under the Security Documents as set forth in the Collateral Trust Agreement, and Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness so long as any Liens securing such Guarantee Obligations are similarly subordinated, and in each case, Permitted Refinancings thereof;

                  (g)      Hedge Agreements permitted under Section 7.12;

                  (h) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Borrower, together with all Indebtedness assumed by the Borrower or any Subsidiary in connection with any Permitted Acquisition, together with Permitted Refinancings thereof, in an aggregate amount for all such Persons not to exceed $2,500,000, but only to the extent that such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary; and

                  (i) additional unsecured Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the Borrower or any Subsidiary Guarantor) in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $5,000,000 at any one time outstanding.

                  7.3. Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments, or governmental charges or claims not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (c) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation (other than Liens in favor of the PBGC);

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (other than for borrowed money) incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f)      Liens in existence on the date hereof listed on
         Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created within 60 days of the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and
         (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens created pursuant to the Security Documents in favor of the Secured Parties;

                  (i) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(h), provided that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person (and not assets of such Person generally);

                  (j) any interest or title of a lessor or licensor under any lease or non-perpetual license that is either non-exclusive or exclusive for a period of no more than two years, entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased or licensed;

                  (k) judgment Liens in existence for less than 60 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies as to which the relevant insurance company has acknowledged coverage and which do not otherwise result in an Event of Default under Section 8(h);

                  (l) Liens to secure Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(f)(ii); provided that such Liens are subordinated to the Liens securing the Borrower's Obligations hereunder and the Guarantee Obligations of the Subsidiary Guarantors in respect of such Obligations in the manner set forth in the Collateral Trust Agreement; and

                  (m) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $1,000,000 at any one time.

                  7.4. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation) or, subject to Section 7.8(f), with or into any Foreign Subsidiary;

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or, subject to Section 7.8(f), any Foreign Subsidiary; and

                  (c) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may consummate a Permitted Acquisition.

                  7.5. Disposition of Property. Dispose of any of its Property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory and grant of non-perpetual Intellectual Property licenses that are either non-exclusive or exclusive for a period of no more than two years to third parties in the ordinary course of business;

                  (c)      Dispositions permitted by Section 7.4(b);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (e) the liquidation of The Coriolis Group, LLC; provided, that prior to such liquidation, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that all assets of The Coriolis Group, LLC have been transferred or sold to the Borrower or a Wholly Owned Subsidiary Guarantor and that The Coriolis Group, LLC holds no Collateral at the time of its liquidation; and

                  (f) Permitted Asset Exchanges and Dispositions of other property having a fair market value not to exceed $2,000,000 in the aggregate for any fiscal year of the Borrower.

                  7.6. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in Capital Stock, other than Redeemable Capital Stock, of the Person making such dividend) on, or make or become liable in respect of any obligation, contingent or otherwise, to make any payment on account of, or set apart or become liable in respect of any obligation, contingent or otherwise, to make any payment on account of, or set apart or become liable in respect of any obligation, contingent or otherwise, to set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends to Holdings to permit Holdings to repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings, the Borrower or any Subsidiary Guarantor held by any current or former officer, director or employee of Holdings, the Borrower, or any Subsidiary Guarantor pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement, provided, that the aggregate amount of payments under this clause (b) (net of any proceeds received by Holdings and contributed to the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed the sum of
         (i) $1,000,000 in any calendar year (with unused amounts in any calendar year being available to be so utilized in succeeding calendar years) and (ii) the net cash proceeds to the Borrower of any "key man" life insurance proceeds;

                  (c) the Borrower may pay dividends to Holdings to permit Holdings to (i) pay (x) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence and (y) for general corporate and overhead expenses (including salaries and other compensation of employees and professional expenses) incurred by Holdings in the ordinary course of its business not to exceed $500,000 in any fiscal year and (ii) pay any taxes that are due and payable by Holdings as the parent of a consolidated group that includes the Borrower; provided, however, that (x) the amount of such dividends shall not exceed the lesser of (A) the amount that the Borrower and its Subsidiaries would be required to pay in respect of such taxes (including any penalties and interest) that the Borrower would owe if the Borrower were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Borrower and such Subsidiaries from other taxable years and (B) the net amount of the relevant taxes that Holdings actually owes to the appropriate taxing authority and (y) such dividends pursuant to clauses (i)(x) and (ii) of this Section 7.6(c) shall be paid over to the appropriate taxing authority within 30 days of Holdings' receipt of such dividends or refunded to the Borrower.

                  7.7. Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding the amount specified below during the fiscal year set forth below:

Fiscal Year                      Capital Expenditures
-----------                      --------------------
2003                                 $18,700,000
2004                                 $20,100,000
2005                                 $20,100,000
2006                                 $21,000,000
2007                                 $22,600,000
2008                                 $22,600,000

provided that (i) any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in (but only in) the next succeeding fiscal year, (ii) Capital Expenditures made pursuant to this Section 7.7 during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (i) above, and (iii) for purposes of this Section 7.7 only, expenditures made or committed to acquire fixed or capital assets in Permitted Acquisitions or pursuant to Permitted Asset Exchanges shall not be deemed to comprise Capital Expenditures.

                  7.8. Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)      Investments in Cash Equivalents;

                  (c)      Guarantee Obligations permitted by Section 7.2;

                  (d) loans and advances to employees of any Group Member of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $1,000,000 at any one time outstanding;

                  (e) intercompany Investments in any Group Member that, prior to such Investment, is a Wholly Owned Subsidiary Guarantor;

                  (f) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, intercompany Investments by the Borrower or any of its Subsidiaries in any Person, that, prior to such Investment, is a Foreign Subsidiary (including, without limitation, Guarantee Obligations with respect to obligations of any such Foreign Subsidiary, loans made to any such Foreign Subsidiary and Investments resulting from mergers with or sales of assets to any such Foreign Subsidiary) in an aggregate amount (valued at cost) not to exceed, together with any Investment pursuant to paragraph (k) of this Section that results in the creation or acquisition of a Foreign Subsidiary or the acquisition of assets by a Foreign Subsidiary or any Investment in the Capital Stock of any Person which is incorporated outside the United States of America, $1,000,000 during the term of this Agreement;

                  (g) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments constituting Permitted Acquisitions;

                  (h) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments by Foreign Subsidiaries in other Foreign Subsidiaries;

                  (i) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (j) Investments consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.5; and

                  (k) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement.

                  7.9. Optional Payments and Modifications of Certain Debt Instruments (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Notes or the Term Loans other than pursuant to a Permitted Refinancing, or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or the Term Loan Agreement (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee);

                  7.10. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                  7.11. Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

                  7.12. Hedge Agreements. Enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock or the Senior Notes) and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

                  7.13. Changes in Fiscal Periods. Permit the fiscal year of the Borrower or any Subsidiary to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.14. Negative Pledge Clauses, etc. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to (a) create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party or (b) amend or otherwise modify any Loan Document to which it is a party, other than, with respect to each of clauses (a) and (b), (i) this Agreement and the other Loan Documents (ii) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), and
(iii) in the case of clause (a), any agreement of a Foreign Subsidiary governing Indebtedness permitted by Section 7.2(b)(iv) as to the assets of such Foreign Subsidiary.

                  7.15. Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) in the case of clause (a), any agreement of a Foreign Subsidiary governing Indebtedness permitted by Section 7.2(b)(iv).

                  7.16. Capital Stock of Subsidiaries. (i) Issue any Capital Stock (whether for value or otherwise) of any Subsidiary to any Person other than the Borrower or a Subsidiary Guarantor, or (ii) convert or exchange any Redeemable Capital Stock for debt securities, in any case prior to the six month anniversary of the Revolving Termination Date (as such date may be amended from time to time).

                  7.17. Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

                  7.18. Take or Pay Contracts. Enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, or other property or services are delivered or furnished to it.

                  7.19. Organizational Documents and Material Agreements. (a) Amend, modify or otherwise supplement or permit the amendment, modification or other supplementation of their respective organizational documents in a manner which is inconsistent with, or violates the terms of, or could reasonably be expected to prevent compliance with, the terms of any Loan

Document, or (b) agree to any amendment, modification or termination of any material agreement to which it is a party, in each case, except to the extent that such amendment, modification, supplementation or termination could not reasonably be expected to have a Material Adverse Effect.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

                  (e) any Group Member (i) defaults in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) defaults in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) defaults in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
         (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,500,000; or

                  (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (other than as contemplated by Section 7.5(e) with respect to The Coriolis Group, LLC), or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance (less any applicable deductible of no greater than $1,000,000) as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason, to be in full force and effect (except in accordance with the terms hereof and thereof), or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents for the benefit of the Secured Parties shall cease to be enforceable and of the same effect and priority purported to be created thereby (except in accordance with the terms hereof and thereof) or any Loan Party or Affiliate of any Loan Party shall so assert; or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect as to any Guarantor (except in accordance with the terms hereof and thereof) or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) (i) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis), provided that, no Event of Default shall arise under this clause (i) if following any underwritten public equity offering of Holdings, the Permitted Investors continue to have the power to vote or direct the voting of securities having 30% of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis); (ii) the Permitted Investors shall cease to own of record and beneficially an amount of common stock of Holdings equal to at least 50.1% of the amount of common stock of Holdings owned by the Permitted Investors of record and beneficially as of the Closing Date (provided that, no Event of Default shall arise under this clause (ii) if following any underwritten public equity offering of Holdings, the Permitted Investors continue to own of record and beneficially an amount of common stock of Holdings equal to at least 30% of the amount of common stock of Holdings owned by the Permitted Investors of record and beneficially as of the Closing Date);
         (iii) any "person" other than members of senior management of the Borrower or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of Holdings; (iv) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors;
         (v) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (vi) a Specified Change of Control shall occur; or

                  (l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (w) nonconsensual obligations imposed by operation of law, (x) pursuant to the Loan Documents to which it is a party, (y) obligations with respect to its Capital Stock, and (z) Indebtedness incurred to refinance its outstanding Series B PIK Preferred Stock, $.001 per share (provided that the scheduled maturity of such Indebtedness shall be later than the scheduled date of redemption of such Series B Preferred Stock being refinanced, scheduled principal payments in respect of such Indebtedness shall occur no more frequently than the scheduled dates of dividend payments for such Series B Preferred Stock being refinanced, and the principal amount of such Indebtedness shall be less than or equal to the aggregate principal amount of such Series B Preferred Stock being refinanced), (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and Cash Equivalents) other than the ownership of shares of Capital Stock of the Borrower or (iv) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Series B PIK Preferred Stock, $.001 par value per share, or the Series A Preferred Stock, $.001 par value per share, of Holdings, that
         (x) would decrease the maturity or increase the amount of any payment of principal thereof or increase the rate or shorten any date for payment of interest thereon, (y) that involves payment of a consent fee or (z) that could otherwise reasonably be expected to adversely affect the Lenders or their rights to payment hereunder or their realization upon the Guarantee Obligations of Holdings in respect of the Obligations hereunder or any of the Collateral; or

                  (m) any Governmental Authority shall take any action with respect to the Borrower or any of its Subsidiaries (including any action that would cause any license, permit, consent or other authorization necessary to the business of the Borrower or any of its Subsidiaries to cease to be in full force and effect or to be held to be illegal or invalid and including any action (including the commencement of an action or proceeding) that results or may result in the revocation, termination, withdrawal, suspension or substantial and adverse modification of any such license, permit, consent or other authorization) which would have a Material Adverse Effect, unless such action is set aside, dismissed or withdrawn within 60 days of its institution or such action is being contested in good faith and its effect is stayed during such contest;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii), (iii) or (v) of paragraph (f) above, (i) automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and
(ii) subject to the Collateral Trust Agreement, the Administrative Agent may, or upon the request of the Required Lenders shall, direct the Collateral Trustee to exercise any and all other remedies under the Security Documents or otherwise available to it at law or in equity, and (B) if such event is

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                                                                              74

any other Event of Default, any or all of the following actions may be taken:
(i) with the consent of the Required Lenders the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; (ii) with the consent of the Required Lenders the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (iii) subject to the Collateral Trust Agreement, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall direct the Collateral Trustee to exercise any and all other remedies under the Security Documents or otherwise available to it at law or in equity. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent on terms satisfactory to the Administrative Agent an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 9. THE AGENTS

                  9.1. Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby authorizes the Administrative Agent to enter into the Collateral Trust Agreement substantially in the form attached hereto as Exhibit L. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

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                                                                              75

                  9.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice

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                                                                              76

thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7. Indemnification. The Lenders agree to indemnify each Agent (for purposes hereof, including the Collateral Trustee in its capacity as such under the Collateral Trust Agreement) in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein (other than the Senior Note Indenture and the Term Loan Agreement) or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that

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                                                                              77

no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. In addition, if at any time the Administrative Agent's Revolving Commitments are reduced to zero and the Administrative Agent is no longer a Lender hereunder, then the Required Lenders may remove the Administrative Agent upon 10 days' notice to the Administrative Agent and the Borrower. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation or the Required Lenders' notice of removal, the retiring Administrative Agent's resignation, or the Required Lenders' notice of removal, as the case may be, shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10. Agents Generally. Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such.

                  9.11. The Lead Arranger. The Lead Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement or the other Loan Documents.

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                                                                              78

                  9.12. Withholding Tax. (a) To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 3.9(f) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation the maximum amount of the applicable withholding tax. Nothing in this Section
9.12 shall relieve the Borrower of its obligation with respect to Non-Excluded Taxes and Other Taxes provided in Section 3.9.

                  (b) If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

                  (c) If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply with and be bound by the terms of Sections 3.9(f) and 9.12.

                           SECTION 10. MISCELLANEOUS

                  10.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend any scheduled date of payment of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders and (y) that any amendment or modification of defined terms or ratios used in determining the Consolidated Leverage Ratio that would otherwise have the effect of reducing the rate of interest or fees payable by the Borrower shall be effective with the consent of the Required Lenders, but shall not so affect the rate of interest or fees payable by the Borrower without the consent of each Lender) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each

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                                                                              79

Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender;
(iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release or subordinate the Collateral Trustee's Lien for the benefit of the Secured Parties on a material portion of the Collateral (except as otherwise permitted by the Loan Documents), add any consent requirement necessary to effect an assignment or participation pursuant to Section 10.6, release any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement (except as otherwise permitted by this Agreement), amend, modify or waive any provision of
Section 3.7, or add one or more additional credit facilities to this Agreement (the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents with the Revolving Extensions of Credit and the accrued interest and fees in respect thereof), in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of
Section 9 without the written consent of each Agent adversely affected thereby;
(v) waive any condition precedent to any extension of credit (including, for purposes of Section 5.2(a), any waiver of a Default or Event of Default under Sections 8(a) or 8(f) only) without the written consent of the Lenders holding 66 2/3% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding, or (vi) amend, modify or waive any provision of Sections 2.7 to
2.14 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case the Borrower and the Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

          The Borrower:                  Haights Cross Operating Company
                                         10 New King Street, Suite 102
                                         White Plains, NY 10604
                                         Attention: Paul J. Crecca
                                         Telecopy: (914) 289-9402
                                         Telephone: (914) 289-9400

                    with a copy to:      Goodwin Procter LLP
                                         53 State Street, Exchange Place

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                                                                              80

                                         Boston, MA 02109
                                         Attention: David F. Deitz, P.C.
                                         Telecopy: (617) 523-1231
                                         Telephone: (617) 570-1000

             The Syndication Agent:      Bear Stearns Corporate Lending Inc.
                                         383 Madison Avenue
                                         New York, NY 10167
                                         Attention: Kevin Cullen
                                         Telecopy: (212) 272-9184
                                         Telephone: (212) 272-5724

                    with a copy to:      Latham & Watkins LLP
                                         885 Third Avenue, Suite 1000
                                         New York, NY 10022
                                         Attention: Michele O. Penzer, Esq.
                                         Telecopy: (212) 751-4864
                                         Telephone: (212) 906-1200

          The Administrative Agent:      The Bank of New York
                                         Agency Administrative Function
                                         One Wall Street
                                         New York, New York 10286
                                         Attention: Kareen Sinclair
                                         Telecopy: (212) 635-6365, 6366 or 6367
                                         Telephone: (212) 635-4696

                    with a copy to:      The Bank of New York
                                         One Wall Street
                                         New York, New York 10286
                                         Attention: Steven Correll
                                         Telecopy: (212) 635-8593
                                         Telephone: (212) 635-8696

provided that any notice, request or demand to or upon any Agent, the Issuing Lender or the Lenders shall not be effective until received.

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any

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                                                                              81

single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5.    Payment of Expenses and Taxes. The Borrower agrees
(a) to pay or reimburse each Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of two primary counsel, who shall be Latham & Watkins LLP and Emmet, Marvin & Martin (and such other local and special counsel as are reasonably retained) to such Agents and search, filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Agent shall deem appropriate, (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and to such Agent, (c) to pay, indemnify, and hold each Lender and Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents prepared in connection herewith or therewith, and (d) to pay, indemnify, and hold each Lender and Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the

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                                                                              82

foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section
10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the person and at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this
Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6. Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) neither the Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                  (b)      (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Borrower, provided that no consent of the Borrower shall be required for (x) an assignment to a Lender, an affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other Person, or (y) any assignment by the Administrative Agent or the Syndication Agent (or their respective affiliates); and

                           (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for (x) an assignment to an Assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment, or (y) any assignment by the Syndication Agent or the Administrative Agent (or their respective affiliates); and

                           (C) in the case of any assignment of a Revolving Commitment (other than to a Lender or an Affiliate of a Lender), the Issuing Lender.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under the Revolving Facility, the

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                                                                              83

                  amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, and, after giving effect to such assignment, the remaining Loans and Commitments of such assigning Lender shall not be less than $1,000,000, in each case, unless each of the Borrower and the Administrative Agent otherwise consent (each such consent not to be unreasonably withheld), provided that
                  (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                           (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that only one such fee shall be payable in connection with simultaneous assignments to or by two or more related Approved Funds);

                           (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

                           (D) in the case of an assignment by a Lender to a CLO that is administrated or managed by such Lender or an Affiliate of such Lender, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such CLO.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.8, 3.9, 3.10 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each

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                                                                              84

Lender pursuant to the terms hereof from time to time (the "Register"). In the absence of manifest error, the entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.8, 3.9, 3.10 and 3.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 3.8 or 3.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 3.9 unless such Participant complies with Section 3.9(e).

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall

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                                                                              85

not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

                  (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

                  (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  10.7. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made

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                                                                              86

by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

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                                                                              87

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13. Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) no Agent or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14. Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

                  (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  10.15. Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender or any Affiliate of such Lender, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty) or any pledgee of any

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                                                                              88

security interest pledged pursuant to Section 10.6(d) hereof, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, each of the parties hereto hereby agrees that each party hereto (and each of its employees, representatives or agents) are permitted to disclose to any and all persons, without limitation, the tax treatment and tax structure of the Loans and the other transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) that are provided to the Loan Parties or the Lenders, the Lead Arranger or the Agents related to such tax treatment and tax aspects. To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information or any other term or detail not related to the tax treatment or tax aspects of the Loans or the other transactions contemplated hereby.

                  10.16. WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.17. Delivery of Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

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                                                                              89

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   HAIGHTS CROSS OPERATING COMPANY

                                   By:__________________________________________
                                      Name:
                                      Title:

                                   BEAR, STEARNS & CO. INC., as Lead Arranger

                                   By:__________________________________________
                                      Name:
                                      Title:

                                   THE BANK OF NEW YORK, as Administrative Agent

                                   By:__________________________________________
                                      Name:
                                      Title:

                                   BEAR STEARNS CORPORATE LENDING INC.,
                                   as Syndication Agent

                                   By:__________________________________________
                                      Name:
                                      Title: